EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Rainmaker System, Inc.

Campbell, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2003 Stock Incentive Plan and 1999 Employee Stock Purchase Plan of our reports dated February 3, 2006, relating to the consolidated financial statements and schedule of Rainmaker Systems, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ BDO Seidman, LLP

San Francisco, California

March 27, 2006